SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

SIERRA PACIFIC RESOURCES

(Exact name of registrant as specified in its charter)

Nevada	88-0198358

(State of incorporation or organization)	(IRS Employee Identification No.)

P.O. Box 30150 (6100 Neil Road), Reno, Nevada	89520-0024 (89511)

(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c) check the following box. ☑	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d) check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-124083

     Securities to be registered pursuant to Section 12(b) of the Act:

Premium Income Equity Securities (PIES)
(Title of each class to be so registered)

New York Stock Exchange
(Name of each exchange on which each class is to be registered):

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered

     Item 1 of the Registrant’s Registration Statement on Form 8-A, dated May 20, 2005, filed with the Securities and Exchange Commission is hereby amended and restated in its entirety as follows:

The title of the class of securities to be registered hereunder is: Premium Income Equity Securities (“PIES”). A description of the PIES is set forth under the caption “Description of the New PIES” in Sierra Pacific Resources’ exchange offer prospectus, dated May 11, 2005, contained in Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4/A, filed on May 11, 2005 (File No. 333-124083), which is hereby incorporated by reference into this Registration Statement. The PIES are listed on the New York Stock Exchange under the symbol “SRV”.

Item 2. Exhibits

Exhibit No.	Description
1	Pre-Effective Amendment No. 2 to the Registration Statement, File No. 333-124083, on Form S-4/A, dated May 11, 2005 (filed as Exhibit 1 to the Registration Statement on Form 8-A filed May 20, 2005).

2	Restated Articles of Incorporation of Sierra Pacific Resources dated July 28, 1999 (filed as Exhibit 3(A) to Form 10-K for year ended December 31, 1999).

3	By-laws of Sierra Pacific Resources (filed as Exhibit 3.1 to Form 8-K dated May 9, 2005).

4	Amended and Restated Rights Agreement dated February 28, 2001 between Sierra Pacific Resources and Wells Fargo Bank Minnesota, N.A. as successor Rights Agent (filed as Exhibit 4.1 to the Registration Statement on Form S-3 filed July 2, 2001, File No. 333-64438).

5	Indenture between Sierra Pacific Resources and The Bank of New York, as Trustee (filed as Exhibit 4.1 to Form 8-K dated May 22, 2000).

6	Officer’s Certificate (filed as Exhibit 99.1 to Form 8-K dated May 24, 2005).

7	Form of Senior Note (filed as Exhibit 99.2 to Form 8-K dated May 24, 2005).

8	Purchase Contract Agreement (filed as Exhibit 99.3 to Form 8-K dated May 24, 2005).

9	Form of Stock Purchase Contract (filed as Exhibit 99.4 to Form 8-K dated May 24, 2005).

Exhibit No.	Description
10	Pledge Agreement (filed as Exhibit 99.5 to Form 8-K dated May 24, 2005).

11	Remarketing Agreement (filed as Exhibit 99.6 to Form 8-K dated May 24, 2005).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 23, 2005	SIERRA PACIFIC RESOURCES
	By:	/s/ Michael W. Yackira
Michael W. Yackira
Corporate Executive Vice President and Chief Financial Officer.